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                                                                     EXHIBIT 3.1


                           SIXTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                         NORTHWEST BIOTHERAPEUTICS INC.


      The undersigned, Daniel O. Wilds and Alton L. Boynton, hereby certify that:

      1. They are the duly elected and acting President and Secretary, respectively, of Northwest Biotherapeutics, Inc., a Delaware corporation.

      2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on July 29, 1998.

      3. The First Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on September 15, 1998.

      4. The Second Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on March 26, 1999.

      5. The Third Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on October 24, 2000.

      6. The Fourth Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on June 1, 2001.

      7. The Fifth Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on June 26, 2001.

      8. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I

      The name of the corporation is Northwest Biotherapeutics Inc. (the "Corporation").

                                   ARTICLE II

      The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.


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                                   ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

                                 CAPITALIZATION

      1. Authorized Capital.

            (a) The total number of shares of stock that the Corporation shall have the authority to issue is one hundred forty million (140,000,000) shares of capital stock, consisting of (i) fifteen million (15,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), and (ii) one hundred twenty-five million (125,000,000) shares of common stock, par value $0.001 per share (the "Common Stock").

            (b) Subject to the provisions of this Certificate of Incorporation and the Preferred Stock Designation (as defined below) creating any series of Preferred Stock, the Corporation may issue shares of its capital stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation (the "Board of Directors"), which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

            (c) The right to cumulate votes for the election of directors as provided in Section 214 of the DGCL shall not be granted and is hereby expressly denied.

            (d) No stockholder of the Corporation shall by reason of his/her/its holding shares of any class of capital stock of the Corporation have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares (whether now or hereafter acquired) of any class of capital stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of capital stock of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividends or voting or other rights of that stockholder.

2.  Preferred Stock.

            (a) The Preferred Stock may be issued from brae to time in one or more series. Authority is hereby expressly granted to and vested in the Board of Directors to authorize from time to time the issuance of Preferred Stock in one or more series. With respect to each


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series of Preferred Stock authorized by it, the Board of Directors shall be authorized to establish by resolution or resolutions, and by filing a certificate pursuant to applicable law of the State of Delaware (the "Preferred Stock Designation"), the following to the fullest extent now or hereafter permitted by the DGCL:

                  (1) the designation of such series;

                  (2) the number of shares to constitute such series;

                  (3) whether such series is to have voting rights (full, special or limited) or is to be without voting rights;

                  (4) if such series is to have voting rights, whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of the Common Stock or one or more other series of Preferred Stock;

                  (5) the preferences and relative, participating, optional, conversion or other special rights (if any) of such series and the qualifications, limitations or restrictions (if any) with respect to such series;

                  (6) the redemption rights and price(s), if any, of such series, and whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds or funds are to be established, the periodic amount thereof and the terms and provisions relative to the operation thereof,

                  (7) the dividend rights and preferences (if any) of such series, including, without limitation, (i) the rates of dividends payable thereon, (ii) the conditions upon which and the time when such dividends are payable, (iii) whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate and (iv) whether or not the payment of such dividends shall be preferred to the payment of dividends payable on the Common Stock or any other series of Preferred Stock;

                  (8) the preferences (if any), and the amounts thereof, which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of, or upon any distribution of the assets of, the Corporation;

                  (9) whether or not the shares of such series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for (i) shares of Common Stock, (ii) shares of any other series of Preferred Stock or
      (iii) any other stock or securities of the Corporation;

                  (10) if such series is to be convertible or exchangeable, the price or prices or ratio or ratios or rate or rates at which such conversion or exchange may be


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      made and the terms and conditions (if any) upon which such price or prices or ratio or ratios or rate or rates may be adjusted; and

                  (11) such other rights, powers and preferences with respect to such series as may to the Board of Directors seem advisable.

      Any series of Preferred Stock may vary from any other series of Preferred Stock in any or all of the foregoing respects and in any other manner.

            (b) The Board of Directors may, with respect to any existing series of Preferred Stock but subject to the Preferred Stock Designation creating such series, (i) increase the number of shares of Preferred Stock designated for such series by a resolution adding to such series authorized and unissued shares of Preferred Stock not designated for any other series and (ii) decrease the number of shares of Preferred Stock designated for such series by a resolution subtracting from such series shares of Preferred Stock designated for such series (but not below the number of shares of such series then outstanding), and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

            (c) No vote of the holders of the Common Stock or the Preferred Stock shall, unless otherwise expressly provided in a Preferred Stock Designation creating any series of Preferred Stock, be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation. Shares of any series of Preferred Stock that have been authorized for issuance pursuant to this Certificate of Incorporation and that have been issued and reacquired in any manner by the Corporation (including upon conversion or exchange thereof) shall be restored to the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors and a Preferred Stock Designation as set forth above.

      3. Common Stock.

            (a) The holders of shares of the Common Stock shall be entitled to vote upon all matters submitted to a vote of the common stockholders of the Corporation and shall be entitled to one vote for each share of the Common Stock held.

            (b) Subject to the prior rights and preferences (if any) applicable to shares of Preferred Stock of any series, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

            (c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the preferential or other rights (if any) of the holders of shares of the Preferred Stock in respect thereof, the holders of shares of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to


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its stockholders, ratably in proportion to the number of shares of the Common
Stock held by them. For purposes of this paragraph (c), a liquidation, dissolution or winding-up of the Corporation shall not be deemed to be occasioned by or to include (i) any consolidation or merger of the Corporation with or into another corporation or other entity or (ii) a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

      4. Stock Options, Warrants, etc. Unless otherwise expressly prohibited in the Preferred Stock Designation creating any series of Preferred Stock, the Corporation shall have authority to create and issue warrants, rights and options entitling the holders thereof to purchase from the Corporation shares of the Corporation's capital stock of any class or series or other securities of the Corporation for such consideration and to such persons, firms or corporations as the Board of Directors, in its sole discretion, may determine, setting aside from the authorized but unissued capital stock of the Corporation the requisite number of shares for issuance upon the exercise of such warrants, rights or options. Such warrants, rights and options shall be evidenced by one or more instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, time for exercise and other terms of such warrants, rights or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                                    ARTICLE V

      The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal Bylaws or adopt new Bylaws; provided however, that the Board of Directors may not repeal or amend any bylaw that stockholders have expressly provided may not be amended or repealed by the Board of Directors. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of this Corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class of series of Common Stock or Preferred Stock, by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate group.

                                   ARTICLE VI

      (A) Board Of Directors. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, the number of which shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) (the "Whole Board"). The Directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, Class I, Class II and Class III, each consisting as nearly as possible of one-third of the Whole Board. All Directors shall hold office until their successors are elected and qualified, or until their earlier death, resignation, disqualification or removal. Class I Directors shall be elected for a term of one year; Class II Directors shall be elected for a term of two years; and Class III Directors shall be elected for a term of three years; and at each annual stockholders' meeting thereafter, successors to the Directors whose terms


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shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of Directors shall expire in each year. Any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office and a majority of the Continuing Directors, voting separately and as a subclass of Directors, and any other vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall serve for a term equivalent to the remaining unserved portion of the term of such newly elected Director's predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such Directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such Directors shall not be divided into classes pursuant to this Section (A) unless expressly provided by such terms.

      (B) Removal of Directors by Stockholders. A Director may be removed from office only for "cause" at a special meeting of stockholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is being sought. The vacancy created by the removal of any Director under this Section
(B) shall be filled only by the affirmative vote of the holders of at least two-thirds of the shares entitled to elect the Director who was removed. As used herein, "cause" shall mean (a) willful and continued material failure, refusal or inability to perform the Director's duties to the corporation or the willful engaging in gross misconduct that is materially and demonstrably damaging to the corporation; or (b) conviction for any crime involving moral turpitude or any other illegal act that materially and adversely reflects upon the business, affairs or reputation of the corporation or on the Director's ability to perform the Director's duties to the corporation.

                                   ARTICLE VII

      (A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      (B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

      (C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any


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action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision

                                 ARTICLE VIII

      (A) Amendments to Restated Certificate of Incorporation. The following Articles and Sections may be amended or repealed only upon the affirmative vote of the holders of at least two-thirds of the outstanding shares and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock, by the affirmative vote of the holders of at least two-thirds of the outstanding shares of such class or series, voting as a separate voting group:

      Article V ("Bylaws");

      Article VI ("Directors");

      Article VII ("Limitation of Director Liability");

      Article VIII ("Amendments to Restated Certificate of Incorporation");

      Article IX ("Business Combinations").

                                   ARTICLE IX

      (A) Business Combinations.

            1. Definitions. For the purposes of this Article IX:

                  a. "Business Combination" means (i) a merger, share exchange or consolidation of this corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this corporation or any of its Subsidiaries of all or a substantial part of this corporation's assets otherwise than in the usual and regular course of business; or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

                  b. "Subsidiary" means a domestic or foreign corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by this corporation.

            2. Information Considered by Board of Directors. In considering a Business Combination, the Board of Directors may take into account factors in addition to potential economic benefits to the stockholders, including without limitation (i) comparison of the proposed consideration to be received by stockholders in relation to the then current market price of the corporation's capital stock, the estimated current value of the corporation in a freely negotiated transaction and the estimated future value of the corporation as an independent entity,


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and (ii) the impact of such a transaction on the employees, suppliers and customers of the corporation and its effect on the communities in which the corporation operates.

      The foregoing Fifth Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

      Executed at Seattle, Washington, on June 21, 2001.


                                                   /s/ Daniel O. Wilds
                                        ----------------------------------------
                                        Daniel O. Wilds, President


                                                  /s/ Alton L. Boynton
                                        ----------------------------------------
                                        Alton L. Boynton, Secretary


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